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INDEPENDENT AUDITOR'S CONSENT
___________________________________________________________________

The Board and Shareholders
IDS Tax-Exempt Bond Fund, Inc.:
   IDS Tax-Exempt Bond Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings
"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


KPMG Peat Marwick LLP
Minneapolis, Minnesota
January 27, 1997